Exhibit 32.2
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002)
I, Jeffrey A. Swinoga, Executive Vice President and Chief Financial Officer of Golden Star Resources Ltd., certify, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended March 31, 2013 of Golden Star Resources Ltd. that:
(1) The Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained and incorporated by reference in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Golden Star Resources Ltd.

/s/ Jeffrey A. Swinoga
Jeffrey A. Swinoga
Executive Vice President and Chief Financial Officer
May 8, 2013